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                                                                   EXHIBIT 10.11

                      LINE OF CREDIT AND SECURITY AGREEMENT

        THIS AGREEMENT is entered into effective as of March 7, 2003, by and between RED ROCK INVESTMENTS CO, a Colorado General Partnership ("Red Rock"), and VCG HOLDING CORP., a Colorado corporation ("Borrower").

                                    RECITALS

        WHEREAS, Red Rock desires to provide to Borrower, and Borrower desires to obtain from Red Rock, a line of credit with a maximum loan amount of One Million Two Hundred Thousand and 00/100 Dollars ($1,200,000.00) (the "Line of Credit"), on certain terms and conditions as set forth in this Agreement.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

        1. Commitment. Subject to and in accordance with the provisions of this Agreement, Red Rock agrees to make disbursements under the Line of Credit, and Borrower may draw upon and borrow, in the manner and upon the terms and conditions expressed in this Agreement, amounts that shall not exceed in the aggregate, at any one time outstanding, One Million Two Hundred Thousand and 00/100 Dollars ($1,200,000.00) (the "Commitment Amount"). The Line of Credit shall be a revolving line of credit, against which disbursements may be made to Borrower, repaid by Borrower and additional disbursements made to Borrower, subject to the limitations contained in this Agreement; provided, that Red Rock shall have no obligation to make any disbursement (i) that would cause the outstanding principal balance of the Line of Credit plus all outstanding principal and any accrued but unpaid interest to exceed the Commitment Amount or
(ii) if there is an Event of Default or a Default (as defined below). The Line of Credit shall bear interest on the outstanding principal balance at a simple annual rate of six and one half percent (6.5%), which interest shall be payable monthly, on the third day of each month, beginning on April 7, 2003. If not sooner paid, all outstanding principal, accrued but unpaid interest and other outstanding sums due under this Agreement shall be paid in full on February 26, 2004 (the "Maturity Date").

        2. Advances. Advances under the Line of Credit will be made by Red Rock upon receipt by Red Rock of at least five (5) business days' prior written notice setting forth the amount of the advance.

        3. The Note. Borrower's obligation to pay the principal of and interest on the Line of Credit shall be evidenced by a Promissory Note (the "Note"), substantially in the form attached hereto as Exhibit A, which shall (i) be duly executed and delivered by Borrower, (ii) be dated as of the date hereof,
(iii) be in the stated principal amount of the Line of Credit, (iv) mature on the Maturity Date, (v) bear interest as provided in the Note, and (vi) be governed by this Agreement.

                                             /s/ (VCG)  /s/ (Red Rock)
                                             ---------  --------------
                                               (VCG)      (Red Rock)

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        4.      a) Collateral. In consideration of the Line of Credit, upon execution of this Agreement, Borrower will grant to Red Rock a deed of trust ("Deed of Trust") on that certain property located at 1902 Black Canyon Freeway, Phoenix, Arizona ("Property"), which Deed of Trust shall be subordinate to the deed of trust being granted by Borrower to the seller of the Property in connection with Borrower's purchase of the Property, as collateral ("Collateral"), to secure the payment, performance and observance of all indebtedness, obligations and liabilities of Borrower to Red Rock under this Agreement and the Note; b) personal guaranty from CEO Troy H. Lowrie; and c) a term life insurance policy on the life of Troy H. Lowrie in the amount of $1,200,000 and the Red Rock as beneficiary.

        5. Common Stock; Subscription Agreement and Investment Letter. In partial consideration for the execution of this Agreement by Red Rock, upon execution of this Agreement, Borrower will deliver to Red Rock a stock certificate for 40,000 shares of the Borrower's $.0001 par value common stock (the "Shares"); provided, however, that prior to delivery of such stock certificate, Red Rock will deliver to the Borrower a completed and fully executed Subscription Agreement and Investment Letter, in the form attached hereto as Exhibit B, which shall be subject to acceptance by the Borrower. The Shares shall be "restricted" securities as that term is defined under Rule 144 under the Securities Act of 1933, as amended (the "Act"). The stock certificate evidencing the Shares will contain a restrictive legend and the Company will cause its stock transfer records to note such restrictions.

        6.      Registration Rights.

        If the Company, at any time prior to one year anniversary of the effective date of this Agreement, proposes to file a registration statement to register any of its securities under the Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or any other form not available for registering the Shares for sale to the public, and provided the Shares are not otherwise registered for resale pursuant to a pending or effective registration statement, the Company shall give Red Rock or any subsequent record holder of the Shares (the "Holder") at least 30 days' prior written notice of its intention so to do. Upon the written request of the Holder received by the Company within 10 days after the Company's giving of any such notice, the Company shall cause the Shares as to which registration shall have been so requested to be included for registration in the registration statement.

        In the event that any such registration shall be, in whole or in part, an underwritten public offering of the Company, the number of Shares to be included in such an underwriting may be reduced by the managing underwriter if, and to the extent that, the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Holder in writing of any such reduction.

        The Company may withdraw, delay or suffer a delay of any registration statement referred to in this Section without thereby incurring any liability to the Holder.

                                             /s/ (VCG)  /s/ (Red Rock)
                                             ---------  --------------
                                               (VCG)      (Red Rock)

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        It shall be a condition precedent to the registration obligations of the
Company that the Holder furnish to the Company such information as shall be reasonably required to effect the registration of such Shares and execute such documents in connection with such registration as the Company may reasonably request, and the Holder must cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a registration statement contemplated hereunder.

        7. Default. The occurrence of any of the following events shall constitute an "Event of Default" hereunder:

                a. The non-payment of any interest due and owing to Red Rock under the Line of Credit and such failure to make payment shall continue for a period of five (5) days or longer from the due date.

                b. Violation by Borrower of any covenant or obligation contained in this Agreement or the Note, or breach of any representation or warranty contained herein or in the Note; or

                c. Borrower (i) admits in writing its inability to pay its debts as they become due; (ii) files a petition under any chapter of the Federal Bankruptcy Code or similar law, state or federal, not or hereafter existing; or
(iii) is adjudged a bankrupt or insolvent.

                Upon occurrence of an Event of Default, Red Rock shall notify Borrower in writing. If the Event of Default is not cured within ten business
(10) days after the giving of such notice of default, Borrower shall be deemed to be in default under this Agreement (a "Default").

        8. Default Rate; Late Charges; Acceleration. Upon Default, Red Rock shall have the right to collect interest on the outstanding principal balance on the Line of Credit at a rate of twelve percent (12%) per annum (the "Default Rate").

        9. Enforcement of Collateral. In addition to any other remedies which Red Rock has hereunder or by law, upon Default, Red Rock shall have the right to enforce its rights in the Collateral by giving notice of the Default to Borrower and foreclosing on the Collateral.

        10. Cumulative Remedies. All remedies of Red Rock provided for herein are cumulative and shall be in addition to all other rights and remedies provided by law. The exercise of any right or remedy by Red Rock hereunder shall not in any way constitute a cure or waiver of default hereunder or invalidate any act done pursuant to any notice of default, or prejudice Red Rock in the exercise of any of its rights hereunder unless, in the exercise of its rights, Red Rock realizes all amounts owed to it under the Line of Credit.

        11. Payment and Renewal of the Line of Credit; Collateral. Borrower shall have the right to prepay the Line of Credit, in whole or in part, in accordance with the terms of the Note. Upon full payment of all amounts due and owing under the Line of Credit, and Borrower

                                             /s/ (VCG)  /s/ (Red Rock)
                                             ---------  --------------
                                               (VCG)      (Red Rock)

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giving written notice to Red Rock, Red Rock shall immediately deliver the Deed of Trust to Borrower.

In the event of a full prepayment of all amounts due and owing under the Line of Credit, Borrower shall have the right before the Maturity Date to renew the Line of Credit upon at least five (5) business days' advance written notice to Red Rock; provided, however, that prior to such renewal Borrower shall deliver to Red Rock the Deed of Trust, or substitute Collateral which is acceptable to Red Rock.

        12. Representations and Warranties of the Borrower. Borrower hereby represents and warrants as follows:

                a. Organization; Authority to Enter into Agreement. Borrower is a corporation, duly formed and validly in existence and in good standing under the laws of the State of Colorado. Borrower has full power and authority to enter into this Agreement and to execute and to carry out the provisions of this Agreement.

                b. No Consents. The execution, delivery and performance by Borrower of this Agreement does not require consent, approval, authorization or license of any governmental authority or a third party.

        13. Restrictions on Sale or Further Encumbrance. Borrower agrees not to sell, assign, exchange, or further encumber the Collateral without prior written consent of Red Rock, which consent shall not be unreasonably withheld.

        14. Expenses, Fees and Costs. In the event of any litigation between the parties to declare or enforce any provision of this Agreement, the prevailing party shall be entitled to recover from the losing party, in addition to any other recovery and costs, reasonable expenses, attorney's fees, and costs associated with such litigation, in both the trial and in all appellate courts.

        15. Waiver. No waiver by Red Rock of any default shall operate as a waiver of any other default or of the same default on a future occasion.

        16. Assignment. The terms hereof shall be binding upon and shall inure to the benefit of the parties hereto and their personal representatives, successors and assigns; provided, however, that the parties may not assign their rights or delegate their duties and obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld.

        17. Notices. Any notice required or permitted to be given hereunder shall be in writing and will be deemed received (a) on the date of receipted delivery by a courier service or (b) on the fifth business day after mailing, by registered or certified United States mail, postage prepaid, to the appropriate party at its address set forth below:

                                             /s/ (VCG)  /s/ (Red Rock)
                                             ---------  --------------
                                               (VCG)      (Red Rock)

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                If to Red Rock:

                John H. Rosasco
                Red Rock Investments Co
                731 Clarkson Street
                Denver, Colorado 80218

                If to BORROWER:

                VCG Holding Corp.
                1601 W. Evans Avenue, Suite 200
                Denver, Colorado  80223
                Attn:  Troy Lowrie

                With a copy to:

                A. Thomas Tenenbaum, Esq.
                Tenenbaum & Kreye LLP
                Plaza Tower One, Suite 2025
                6400 S. Fiddler's Green Circle
                Englewood, Colorado 80111

        18. Amendments. No amendment, modification or termination of any provisions of this Agreement shall in any event be effective unless the same shall be in writing and signed by all parties hereto.

        19. Survival of Representations and Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and continue in full force and effect until the obligations of Borrower hereunder evidenced by the Note have been fully paid and satisfied.

        20. Entire Agreement; Severability. This Agreement, together will all Exhibits hereto, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings. In the event that any clause or provision of this Agreement shall be determined to be invalid, illegal or unenforceable, such clause or provision may be severed or modified to the extent necessary, and as severed and/or modified, this Agreement shall remain in full force and effect.

                                             /s/ (VCG)  /s/ (Red Rock)
                                             ---------  --------------
                                               (VCG)      (Red Rock)

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        21.     Governing Law; Jurisdiction and Venue. This Agreement and other documents delivered pursuant hereto and the legal relations between the parties shall be governed and construed in accordance with the law of the State of Colorado. Any dispute or litigation with respect to the representations, warranties, terms and conditions of this Agreement, or any other matter between the parties, shall be litigated in the Colorado District Court in and for the City and County of Denver, Colorado and the parties hereby expressly consent to the exclusive jurisdiction and venue in said Colorado District Court.

        22. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

RED ROCK INVESTMENTS CO                           VCG HOLDING CORP.


      By: /s/ John H. Rosasco                     By:    /s/ Troy H. Lowrie
      -----------------------                           ---------------------
      John H. Rosasco                             Name:  Troy H. Lowrie
      General Partner                             Title: CEO
Date:                                             Date:
      -----------------------                           ---------------------

                                             /s/ (VCG)  /s/ (Red Rock)
                                             ---------  --------------
                                               (VCG)      (Red Rock)

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